Exhibit 99.1

 News Release

Cenveo Announces First Quarter 2009 Results

Cash Flow from Operations of $36.4 million during the quarter
Reaffirms full year adjusted EBITDA and Free Cash Flow forecast

STAMFORD, CT – (May 6, 2009) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended March 28, 2009.

For the first quarter ended March 28, 2009, net sales were $412.1 million, as compared to $534.3 million for the same period in the previous year. For the quarter ended March 28, 2009, the Company recorded a net loss of $4.3 million, or $0.08 per share, compared to a net loss of $3.4 million, or $0.06 per share, in the quarter ended March 29, 2008. On a Non-GAAP basis, loss from continuing operations was $7.6 million, or $0.14 per diluted share for the first quarter of 2009. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, and gain on early extinguishment of debt. A reconciliation of income (loss) from continuing operations to Non-GAAP income (loss) from continuing operations is presented in the attached tables. It is important to note that the reporting periods ending on March 28, 2009 and March 29, 2008 consist of 12 and 13 weeks, respectively, which affects the comparability of the periods.

Adjusted EBITDA in the first quarter of 2009 was $31.5 million. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, (gain) loss on early extinguishment of debt, and loss from discontinued operations, net of taxes.  An explanation of the Company’s use of Adjusted

EBITDA is detailed below and a reconciliation of net loss to Adjusted EBITDA is provided in the attached tables.

In the first quarter of 2009, the Company generated cash flows from operations of $36.4 million, as compared to $54.4 million in 2008. During the first quarter the Company made open market repurchases of an aggregate $42.7 million principal amount of its outstanding 7⅞% senior subordinated notes due 2013, its 8⅜% senior subordinated notes due 2014, and its 10½% senior notes due 2016, (collectively the “Notes”). In connection with the repurchases of these Notes, the Company recognized gains of approximately $17.6 million in the first quarter of 2009, representing the difference between the net carrying amount and the total repurchase price of the Notes.  Additionally the Company made the annual mandatory prepayment sweep of excess cash flow repaying $17.5 million to lenders, thereby further reducing the balance of its term loans outstanding.

Robert G. Burton, Chairman and Chief Executive Officer stated:
“Despite the most challenging economic environment I have ever encountered and one less week to execute in this quarter compared to the prior year, we are pleased with many of the accomplishments we achieved during the first quarter.  We were able to generate over $36 million of cash flows from operations and reduce our debt by $45.1 million during the quarter.  We continued to focus on improving our cost structure by implementing a $30+ million cost containment plan focusing on plant consolidation and headcount reduction; increasing productivity and improving efficiencies to further drive incremental margins. We also were successful in amending our credit facility, which will provide the Company with increased financial flexibility to navigate through this period of economic uncertainty and volatility.”

2009 Outlook:
We have begun to see some signs of stabilization in a number of the markets we serve. This coupled with the recent cost actions we implemented, along with stronger seasonality effects that are materializing, gives me confidence that our second quarter results will be significantly stronger than the first quarter. With that being said, we will remain diligent on controlling our expenses and aligning our cost structure with our revenue stream. We reiterate our previously communicated financial guidance for 2009, including Adjusted EBITDA of at least $250 million and free cash flow of at least $110 million.

Mr. Burton concluded:
“The action items that we have taken over the past year have positioned us well for future success.  We are uniquely positioned to compete and win in the niche markets we serve.  As a low cost provider with outstanding quality and service, we continue to win a larger share of the marketplace.  We are seeing a trend of our key customers coming to us to “single source” all of their printing-related products and service needs to take advantage of our size, scale, and reliability. We expect to see this trend continue given the competitive activity occurring in the marketplace. Going forward, we expect to continue to pay down debt, while simultaneously looking to grow our business organically and through thoughtful strategic acquisition.  We remain 100% focused on executing our game plan, and I can assure you that we are doing everything in our power to ensure that we will emerge stronger on the other side of this economic storm, when much of our competition cannot say the same. ”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday May 7, 2009, at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)
	Three Months Ended
	March 28, 2009	March 29, 2008

Net sales	$412,100	$534,328
Cost of sales	348,316	436,298
Selling, general and administrative	52,515	63,126
Amortization of intangible assets	2,316	2,175
Restructuring, impairment and other charges	8,732	9,749
Operating income	221	22,980
Interest expense, net	22,545	26,978
Gain on early extinguishment of debt	(17,642)	—
Other expense, net	35	461
Loss from continuing operations before income taxes	(4,717)	(4,459)
Income tax benefit	(530)	(1,716)
Loss from continuing operations	(4,187)	(2,743)
Loss from discontinued operations, net of taxes	(124)	(656)
Net loss	$(4,311)	$(3,399)
Loss per share – basic and diluted:
Continuing operations	$(0.08)	$(0.05)
Discontinued operations	—	(0.01)
Net loss	$(0.08)	$(0.06)
Weighted average shares:
Basic and diluted	54,352	53,715

Cenveo, Inc. and Subsidiaries
Reconciliation of Loss from Continuing Operations to Non-GAAP Income (loss) from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 28, 2009	March 29, 2008

Loss from continuing operations	$(4,187)	$(2,743)
Integration, acquisition and other charges	1,670	3,227
Stock-based compensation provision	3,462	2,692
Restructuring, impairment and other charges	8,732	9,749
Gain on early extinguishment of debt	(17,642)	—
Income tax benefit (expense)	404	(2,949)
Non-GAAP income (loss) from continuing operations	$(7,561)	$9,976

Income (loss) per share – diluted:
Continuing operations	$(0.08)	$(0.05)
Integration, acquisition and other charges	0.03	0.06
Stock-based compensation provision	0.06	0.05
Restructuring, impairment and other charges	0.16	0.18
Gain on early extinguishment of debt	(0.32)	—
Income tax benefit (expense)	0.01	(0.05)
Non-GAAP continuing operations	$(0.14)	$0.19

Weighted average shares—diluted	54,352	53,715

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (Unaudited)
	Three Months Ended
	March 28, 2009	March 29, 2008

Net loss	$(4,311)	$(3,399)
Interest expense, net	22,545	26,978
Income tax benefit	(530)	(1,716)
Depreciation	15,134	15,838
Amortization of intangible assets	2,316	2,175
Integration, acquisition and other charges	1,670	3,227
Stock-based compensation provision	3,462	2,692
Restructuring, impairment and other charges	8,732	9,749
Gain on early extinguishment of debt	(17,642)	—
Loss from discontinued operations, net of taxes	124	656

Adjusted EBITDA, as defined	$31,500	$56,200

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	Three Months Ended
	March 28, 2009	March 29, 2008

Operating income	$221	$22,980
Integration, acquisition and other charges	1,670	3,227
Stock-based compensation provision	3,462	2,692
Restructuring, impairment and other charges	8,732	9,749
Non-GAAP operating income	$14,085	$38,648

CENVEO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (Unaudited)

	March 28, 2009	January 3, 2009
Assets
Current assets:
Cash and cash equivalents	$10,207	$10,444
Accounts receivable, net	249,998	270,145
Inventories	149,653	159,569
Prepaid and other current assets	68,544	74,890
Total current assets	478,402	515,048
Property, plant and equipment, net	409,831	420,457
Goodwill	311,183	311,183
Other intangible assets, net	274,628	276,944
Other assets, net	27,401	28,482
Total assets	$1,501,445	$1,552,114

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$16,481	$24,314
Accounts payable	181,422	174,435
Accrued compensation and related liabilities	32,953	37,319
Other current liabilities	83,553	88,870
Total current liabilities	314,409	324,938
Long-term debt	1,244,741	1,282,041
Deferred income taxes	25,955	26,772
Other liabilities	137,717	139,318
Shareholders’ deficit:
Preferred stock	—	—
Common stock	545	542
Paid-in capital	274,852	271,821
Retained deﬁcit	(451,277)	(446,966)
Accumulated other comprehensive loss	(45,497)	(46,352)
Total shareholders’ deficit	(221,377)	(220,955)
Total liabilities and shareholders’ deficit	$1,501,445	$1,552,114

CENVEO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 28, 2009	March 29, 2008

Cash ﬂows from operating activities:
Net loss	$(4,311)	$(3,399)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations, net of taxes	124	656
Depreciation and amortization, excluding non-cash interest expense	17,450	18,013
Non-cash interest expense, net	485	390
Gain on early extinguishment of debt	(17,642)	—
Stock-based compensation provision	3,462	2,692
Non-cash restructuring, impairment and other charges	3,334	3,456
Deferred income taxes	(1,154)	(1,775)
Gain on sale of assets	(47)	(294)
Other non-cash charges, net	1,556	3,140
Changes in operating assets and liabilities:
Accounts receivable	19,329	35,195
Inventories	9,040	(10,106)
Accounts payable and accrued compensation and related liabilities	4,051	(3,442)
Other working capital changes	2,268	12,955
Other, net	(1,527)	(3,050)
Net cash provided by operating activities	36,418	54,431
Cash ﬂows from investing activities:
Capital expenditures	(9,150)	(9,097)
Proceeds from sale of property, plant and equipment	363	348
Net cash used in investing activities	(8,787)	(8,749)
Cash ﬂows from ﬁnancing activities:
Repayment of term loans	(19,328)	(1,800)
Repayment of 8⅜% senior subordinated notes	(18,959)	—
Repayment of 10½% senior notes	(3,250)	—
Repayment of 7⅞% senior subordinated notes	(3,125)	—
Repayments of other long-term debt	(2,242)	(1,806)
Purchase and retirement of common stock upon vesting of RSUs	(431)	—
Payment of fees on early extinguishment of debt	(94)	—
(Repayments) borrowings under revolving credit facility, net	19,750	(45,200)
Proceeds from exercise of stock options	—	288
Net cash used in ﬁnancing activities	(27,679)	(48,518)
Effect of exchange rate changes on cash and cash equivalents	(189)	9
Net decrease in cash and cash equivalents	(237)	(2,827)
Cash and cash equivalents at beginning of year	10,444	15,882
Cash and cash equivalents at end of quarter	$10,207	$13,055

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In addition to results presented in accordance with generally accepted accounting principles in the U.S.  (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income (loss) from continuing operations and Non-GAAP operating income.  These Non-GAAP financial measures are defined herein, and should be read in conjunction with GAAP financial measures. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock based compensation provision, restructuring, impairment and other charges and gain on early extinguishment of debt. A reconciliation of income (loss) from continuing operations to Non-GAAP income (loss) from continuing operations and operating income to Non-GAAP operating income is presented in the attached tables.  These Non-GAAP financial measures are not presented as an alternative to cash flows from operations, as a measure of our liquidity or as an alternative to reported net income (loss) as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income (loss) from continuing operations and Non-GAAP operating income along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

___________________________

Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) a decline of our consolidated or individual reporting units operating performance as a result of the current economic environment could affect the results of our operations and financial position, including the impairment of our goodwill and other long-lived assets; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) intense competition in our industry; (viii) the absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (ix) factors affecting the U.S. postal services impacting demand for our products; (x) the availability of the Internet and other electronic media affecting demand for our products; (xi) increases in paper costs and decreases in its availability; (xii) our labor relations; (xiii) compliance with environmental rules and regulations; and (xiv) dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.